Exhibit 10.2

Purchase and Contribution Agreement
by and between
MSCC Funding I, LLC
as Buyer
and
Main Street Capital Corporation
as Seller
Dated as of November 22, 2022

TABLE OF CONTENTS

Page
ARTICLE I    GENERAL    1
Section 1.1    Certain Defined Terms    1
Section 1.2    Other Definitional Provisions    2
ARTICLE II    SALE AND CONVEYANCE    3
Section 2.1    Sale    3
Section 2.2    Assignments, Etc    6
ARTICLE III    PURCHASE PRICE AND PAYMENT    6
Section 3.1    Purchase Price    6
Section 3.2    Payment of Purchase Price    6
ARTICLE IV    REPRESENTATIONS AND WARRANTIES    7
Section 4.1    Seller’s Representations and Warranties    7
Section 4.2    Representations and Warranties of the Buyer    11
ARTICLE V    COVENANTS    12
Section 5.1    Seller Covenants    12
Section 5.2    Protection of Title of the Buyer    15
ARTICLE VI    REPURCHASE AND SUBSTITUTION OF LOANS    17
Section 6.1    Mandatory Repurchase of Warranty Loans    17
Section 6.2    Optional Substitutions    17
ARTICLE VII    CONDITIONS PRECEDENT    18
Section 7.1    Conditions to the Buyer’s Obligations Regarding Loans    18
ARTICLE VIII    INDEMNIFICATION    18
Section 8.1    Indemnification by the Seller    18
ARTICLE IX    TERM AND TERMINATION    20
Section 9.1    Termination    20
ARTICLE X    MISCELLANEOUS    20
Section 10.1    Amendment    20
Section 10.2    Governing Law    20
Section 10.3    Notices    20
Section 10.4    Severability of Provisions    21
Section 10.5    Assignment    21
Section 10.6    Further Assurances    21
Section 10.7    No Waiver; Cumulative Remedies    21
Section 10.8    Counterparts    22
Section 10.9    Binding Effect    22
i
750735692 22723957

Section 10.10    Merger and Integration    22
Section 10.11    Headings    22
Section 10.12    Schedules and Exhibits    22
Section 10.13    Recourse Against Certain Parties    22
Section 10.14    Bankruptcy Non-Petition and Limited Recourse; Claims    23
Section 10.15    Waiver of Setoff    24
Section 10.16    Survival of Certain Provisions    24
Section 10.17    Taxes    24
Section 10.18    Jury Waiver    24
Section 10.19    Consent to Jurisdiction; Service of Process    25
Section 10.20    Confidentiality    25

    Schedule I     -    Loan List
    Schedule II     -    Notice Addresses
    Exhibit A    -    Loan Assignment
ii

PURCHASE AND CONTRIBUTION AGREEMENT
This PURCHASE AND CONTRIBUTION AGREEMENT (this “Agreement”), dated as of November 22, 2022, is made by and between MAIN STREET CAPITAL CORPORATION, a Maryland corporation, as seller (the “Seller”), and MSCC FUNDING I, LLC, a Delaware limited liability company, as buyer (the “Buyer”).
W I T N E S S E T H:
WHEREAS, from time to time on and after the date hereof, the Buyer desires to purchase from the Seller and the Seller desires to sell and/or contribute to the Buyer certain loans originated or purchased by the Seller in its normal course of business, together with, among other things, the related rights of payment thereunder and the interest of the Seller in the related property and other interests securing the payments to be made under such loans.
NOW, THEREFORE, it is hereby agreed by and between the Buyer and the Seller as follows:
Article I
GENERAL
Section 1.1Certain Defined Terms.
Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1. In addition, capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.
“Agreement”: Defined in the preamble.
“Buyer”: Defined in the preamble.
“Credit Agreement”: The Revolving Credit and Security Agreement, dated as of the date hereof, by and among the Buyer, as borrower thereunder, Seller, as the Collateral Manager, the Lenders from time to time party thereto, Truist Bank, as Administrative Agent and as Swingline Lender, Citibank, N.A., as Collateral Agent, Virtus Group, LP, as Collateral Administrator, and Citibank, N.A., as Custodian and as Document Custodian.
“Eligible Loan”: A Loan which satisfies the criteria set forth in the definition of “Eligible Collateral Loan” set forth in the Credit Agreement.
“Indemnified Person”: Defined in Section 8.1(a).
“Loan”: A loan or debt obligation.
“Loan Assignment”: Either (i)(A) an assignment document in the form specified in the applicable Related Documents and (B) an updated Schedule I hereto, amended to identify the related Transferred Loans, or (ii) if no such form is included in the Related Documents, a Loan Assignment executed by the Seller, substantially in the form of Exhibit A.
“Loan List”: Defined in Section 2.1(b).
“Losses”: Defined in Section 8.1(a).

“Purchase”: Any transfer made hereunder pursuant to Section 2.1.
“Purchase Date”: Defined in Section 2.1(a).
“Purchase Price”: Defined in Section 3.1.
“Repurchase Price”: For any Transferred Loan repurchased by the Seller pursuant to Section 6.1, an amount equal to (x) the original Purchase Price in respect of such Transferred Loan plus (y) all accrued and unpaid interest on such Transferred Loan minus (z) all Collections received by the Buyer (or its assigns) in respect of such Transferred Loan (including any Collections in respect of such Transferred Loan that are in the Collection Account but not yet received by the Buyer).
“Retransfer Date”: Defined in Section 6.2(b).
“Sale Documents”: Defined in Section 4.1(c).
“Schedule I”: The schedule identifying the Transferred Loans that are sold by the Seller to the Buyer on a Purchase Date, as supplemented on any subsequent Purchase Date (including by the “Schedule I” attached to the applicable Loan Assignment) and incorporated herein by reference, as such schedule may be supplemented and amended from time to time pursuant to the terms hereof.
“Seller”: Defined in the preamble.
“Substitute Loan”: Defined in Section 6.1(a).
“Transferred Collateral”: Defined in Section 2.1(a).
“Transferred Loans”: The Loans and related interests and property transferred and conveyed by the Seller to the Buyer from time to time pursuant to Section 2.1(a) and identified on the Loan List.
“Warranty Loan”: Defined in Section 6.1.
Section 1.2Other Definitional Provisions.
The rules of interpretation and construction set forth in Section 1.02 and Section 1.03 of the Credit Agreement shall apply to this Agreement as if set forth herein, mutatis mutandis.
Article II
SALE AND CONVEYANCE
Section 1.3Sale.
(a)Subject to the terms and conditions of this Agreement (including the conditions to Purchase set forth in Article VII), on each date a Loan is acquired (each, a “Purchase Date”), the Seller will sell, transfer, assign and set over and otherwise convey to the Buyer and the Buyer will purchase from the Seller, without recourse, all right, title and interest of the Seller in, to and under the following property, whether now existing or hereafter created or acquired (all of the property described in this Section 2.1(a) being collectively referred to herein as the “Transferred Collateral”):

(i)the Loans identified by the Seller as of the Closing Date, which are listed on Schedule I attached hereto, and the Loans identified by the Seller as of any additional Purchase Date which are listed on either an updated Schedule I hereto or Schedule I to the applicable Loan Assignment, in each case, together with all monies due or to become due in payment under such Loans on and after the applicable Purchase Date;
(ii)the Related Documents related to such Loans;
(iii)all interest, dividends, stock dividends, stock splits, distributions and other money or property of any kind distributed in respect of such Loans on and after such Purchase Date, including all Collections in respect of such Loans;
(iv)all security interests, liens, collateral, property, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments and properties described above; and
(v)all Proceeds of any and all of the foregoing.
(a)The Seller shall on or prior to each Purchase Date after the Closing Date execute and deliver to the Buyer a Loan Assignment. From and after such Purchase Date, the Loans listed in the related Loan Assignment shall be deemed to be listed on Schedule I hereto and the Loan List and constitute part of the Transferred Collateral hereunder. The Seller further agrees to deliver to the Buyer a computer file containing a true and complete list of all Transferred Loans as of each Purchase Date (as supplemented or modified from time to time in accordance with the provisions hereof, the “Loan List”). Such Loan List shall be delivered to the Buyer as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement, as amended and supplemented from time to time.
(b)In connection with the sale of the Transferred Loans, the Seller further agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files, on or prior to the related Purchase Date, that such Transferred Loans have been sold or contributed to the Buyer pursuant to this Agreement and shall otherwise not claim (other than for tax and accounting purposes) any ownership interest in such Transferred Loans.
(c)It is the express intent of the parties hereto that each sale of the applicable Transferred Collateral by the Seller to the Buyer hereunder be, and be treated for all purposes (other than tax and accounting purposes) as, an absolute sale, without recourse, by the Seller (free and clear of any Lien (other than Permitted Liens)) of such Transferred Collateral. It is, further, not the intention of the parties that such sale or contribution, as applicable, be deemed a pledge of such Transferred Collateral by the Seller to the Buyer to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, it is determined for any reason that such Transferred Collateral is not to be an absolute sale, then the parties intend that: (i) this Agreement shall be deemed to be a “security agreement” within the meaning of Article 9 of the UCC; (ii) the transfer of the Transferred Collateral provided for hereunder shall be deemed to be a grant by the Seller to the Buyer of, and the Seller hereby grants to the Buyer, a first priority “security interest” within the meaning of Article 9 of the UCC (subject only to Permitted Liens) in all of the Seller’s right, title and interest in and to such Transferred Collateral and all amounts payable to the holders of such Transferred Collateral in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including all amounts from time to time held or invested in the Covered Accounts, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Transferred Collateral together with all of the other obligations of the Seller hereunder; (iii) the possession by the Buyer (or the Custodian on behalf of the Collateral Agent, for the benefit of the Secured Parties) of such Transferred Collateral and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Buyer for the purpose of perfecting such security interest under Applicable Law. The parties further agree in such event that any assignment of the interest of the Buyer pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of this Agreement. The Buyer shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative. It is the intention of each of the parties hereto that the Transferred Collateral conveyed by the Seller to the Buyer pursuant to this Agreement shall constitute assets owned by the Buyer and shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law. The Buyer agrees to treat for all purposes (other than tax and accounting purposes), the transactions effected by this Agreement as sales of assets to the Buyer. The Seller agrees to reflect in the Seller’s financial records and to include a note in the annual and quarterly financial statements of the Seller indicating that ownership of any Transferred Collateral conveyed to the Buyer has been conveyed by the Seller to the Buyer pursuant to this Agreement.
(d)Upon each contribution or sale of one or more Transferred Loans from the Seller to the Buyer, the Seller shall Deliver such Transferred Loan to the Buyer, who hereby directs that such Transferred Loan be Delivered to the Collateral Agent (or the Custodian on its behalf, as applicable) as set forth in the Credit Agreement and the Seller shall cooperate with the Buyer to permit Buyer to comply with its document delivery obligations under the Credit Agreement.
(e)The Seller and the Buyer each acknowledge with respect to itself that the representations and warranties of the Seller in Sections 4.1 and of the Buyer in Section 4.2 hereof, and the covenants and agreements of the Seller herein, including in Article V and Article VI hereof, will run to and be for the benefit of the Buyer and the Collateral Agent (on behalf of the Secured Parties) and the Collateral Agent (on behalf of the Secured Parties) may enforce directly (without joinder of the Buyer when enforcing against the Seller) the obligations of the Seller or the Buyer, as applicable, with respect to breaches of such representations, warranties, covenants and all other obligations as set forth in this Agreement.
(f)Notwithstanding the above, on the terms and subject to the conditions set forth in this Agreement, with respect to the initial sale of Transferred Collateral hereunder, within five (5) Business Days of the date hereof, (i) the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Buyer (including all obligations as lender to fund any Revolving Collateral Loan or Delayed Drawdown Collateral Loan Purchased by the Buyer hereunder which obligations Buyer hereby assumes), in the form of a 100% undivided participation interest in Seller’s interests in each Collateral Loan on the initial Loan List (each such Collateral Loan, a “Closing Date Collateral Loan” and collectively, the “Participation”), the legal title to which is held by the Seller, and (ii) the Buyer hereby acquires the Participation and assumes and agrees to perform and comply with all assumed obligations of the Seller with respect to each Closing Date Collateral Loan. The parties hereby agree to treat the transfer of the Participation by Seller to Buyer as a sale and purchase on all of their respective relevant books and records. The Seller and the Buyer hereby acknowledge and agree that (x) the conveyance of the Participation is being effectuated pursuant to this Agreement instead of an assignment of Seller’s legal interest in and title (the transfer of which to Buyer will not be effective until the individual assignments of each Closing Date Collateral Loan become effective) to the Closing Date Collateral Loans because the conditions precedent under the related underlying instruments to the transfer, assignment and conveyance of the Seller’s legal interest in and title to the Closing Date Collateral Loans may not be fully satisfied as of the date hereof and (y) the conveyance of the Participation hereunder shall have the consequence that the Seller does not have an equitable interest in the Closing Date Collateral Loans and the Buyer holds 100% of the equitable interest in the Closing Date Collateral Loans. The Seller will prepare (or cause to be prepared) individual assignments consistent with the requirements of the related underlying instruments and provide them (or cause them to be provided) to any Persons required under such underlying instruments, which assignments will become effective in accordance with such underlying instruments upon obtaining certain consents thereto or upon the passage of time or both.  The Seller shall pay (or cause to be paid) any transfer fees and other expenses payable in connection with such assignments.  The Seller and the Buyer agree to use their commercially reasonable efforts to cause such assignments to become effective prior to the day that is seventy-five (75) calendar days from the date hereof.  Upon any such assignment becoming effective (each, an “Assignment Effective Date”), the Seller and the Buyer agree, for administrative convenience, that the Seller shall deliver a fully executed assignment to the Collateral Administrator. Upon the effective assignment of any Closing Date Collateral Loans participated pursuant to this section, the Seller, for value received, hereby conveys to the Buyer, and the Buyer hereby purchases from the Seller all of Seller’s right, title and interest in, to and under the assigned Closing Date Collateral Loans.
Section 1.4Assignments, Etc.
(b)From and after each Purchase Date, the Loans and related interests and property transferred and conveyed by the Seller to the Buyer on such Purchase Date shall be deemed to be part of the Transferred Loans hereunder.
(c)The Seller and the Buyer acknowledge and agree that, solely for administrative convenience, the Seller may direct that a Loan be titled directly into the name of the Buyer, and/or that any transfer document, assignment agreement or any chain of endorsement required to be executed and delivered in connection with the transfer of a Loan in accordance with the terms of the Related Documents may reflect that (i) the Seller (or any third party from whom the Seller or the Buyer may purchase a Loan) is assigning such Loan directly to the Buyer or (ii) the Buyer is acquiring such Loan in connection with the closing of such Loan. Nothing in any such transfer document, assignment agreement or such chain of endorsement shall be deemed to impair the sales, conveyances and transfers of the Loans by the Seller to the Buyer in accordance with the terms of this Agreement. The Seller shall ensure that all financing statements or similar instruments or documents necessary under the UCC (or comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest and security interest in the Transferred Loans which have not been released pursuant to the Credit Agreement have been duly filed prior to the Closing Date.
Article III
PURCHASE PRICE AND PAYMENT
Section 1.1Purchase Price.
The purchase price for each Transferred Loan sold to the Buyer by the Seller under this Agreement (the “Purchase Price”) shall be the fair market value for such Transferred Loan as determined from time to time by the Seller and the Buyer.
Section 1.2Payment of Purchase Price.
(a)The Purchase Price shall be paid by the Buyer on each related Purchase Date in cash or, at the option of the Seller, if the Buyer does not have sufficient cash to pay the full amount of the Purchase Price, by means of a capital contribution by the Seller to the Buyer.

(b)All cash payments in respect of the Purchase Price of any Transferred Loan sold hereunder shall be made not later than 5:00 p.m. (New York City time) on the date specified therefor in lawful money of the United States in same day funds by depositing such amounts in the bank account designated in writing by the Seller to the Buyer.
(c)Notwithstanding any provision herein to the contrary, a Seller may on any Purchase Date elect to designate all or a portion of the Transferred Loans proposed to be transferred by it to the Buyer on such date as a capital contribution to the Buyer. In such event, the cash portion of the Purchase Price payable with respect to such transfer shall be reduced by that portion of the Purchase Price of the Transferred Loans that were so contributed.
Article IV
REPRESENTATIONS AND WARRANTIES
Section 1.1Seller’s Representations and Warranties.
The Seller hereby represents and warrants to the Buyer, as of the Closing Date and each Purchase Date solely with respect to the Loan transferred on such Purchase Date, that:
(a)Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted, except where the failure to be in good standing or have such power, authority or right would not reasonably be expected to have a Material Adverse Effect.
(b)Due Qualification. The Seller is duly qualified to do business and is in good standing as a corporation and has obtained all necessary licenses and approvals as required under the laws of all jurisdictions in which the ownership or lease of its property and or the conduct of its business requires such qualification, standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved would not reasonably be expected to have a Material Adverse Effect.
(c)Due Authorization. The execution and delivery of and performance under this Agreement and each other document or instrument to be delivered by the Seller hereunder (collectively, the “Sale Documents”), and the consummation of the transactions provided for herein and therein have been duly authorized by the Seller by all necessary corporate action on the part of the Seller and have been duly executed and delivered by it.
(d)No Conflict. The execution and delivery of this Agreement and each of the Sale Documents, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (i) the Seller’s certificate of incorporation or by-laws, or (ii) any material indenture, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or any of its property is bound or any Applicable Law, except, in the case of this clause (ii), where such conflict, contravention, breach, violation or default would not reasonably be expected to have a Material Adverse Effect.
(e)No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Seller, threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of this Agreement or any of the Sale Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Sale Documents, or (iii) seeking any determination or ruling which would, if adversely determined, materially and adversely affect the performance by the Seller of its obligations under this Agreement or any of the Sale Documents.
(f)All Consents Required. All material approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution, delivery and performance by the Seller of this Agreement and the Sale Documents have been obtained.
(g)Solvency. The Seller, after giving effect to the transactions contemplated by this Agreement, is and will be Solvent.
(h)Agreements Enforceable. This Agreement and each other Sale Document constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(i)Quality of Title. Each Transferred Loan is, immediately prior to the sale hereunder to the Buyer, owned by the Seller free and clear of any Lien (other than Permitted Liens), and upon the sale, transfer or assignment hereunder, the Buyer shall acquire title to and ownership of each such Transferred Loan, free and clear of any Lien (other than Permitted Liens).
(j)Characterization. As described in Section 2.1(d) hereof, it is the intention of the parties hereto that the conveyance of the Transferred Collateral by the Seller to the Buyer be, and be construed as, an absolute sale without recourse. If, however, notwithstanding the intention of the parties, such conveyance is determined for any reason not to be an absolute sale, the Seller grants a security interest (as defined in the UCC) to the Buyer in the Transferred Collateral, which is enforceable in accordance with the UCC upon execution and delivery of this Agreement. Upon the filing of a UCC-1 financing statement with the Maryland Department of Assessments and Taxation office naming the Buyer as “assignor secured party/buyer”, the Seller as “seller/debtor” and the Collateral Agent as “assignee secured party/buyer”, and describing the Transferred Collateral as collateral, the Buyer shall have a first priority perfected security interest in the Transferred Collateral (subject to Permitted Liens) to the extent such security interest may be perfected by the filing of a financing statement under the UCC.
(k)Location of Offices. The Seller’s jurisdiction of incorporation, principal place of business and chief executive office and the office where the Seller keeps all its books and records is located at the address of the Seller referred to in Schedule II (or at such other locations as to which the notice and other requirements set forth in Section 5.2(c) shall have been satisfied).
(l)Value Given. The cash payments and corresponding increase in the Seller’s equity interest in the Buyer received by the Seller in respect of the Purchase Price of all Transferred Loans conveyed under this Agreement constitutes fair market value and reasonably equivalent value therefor and the transfer by the Seller thereof to the Buyer was not made for or on account of an antecedent debt owed by the Seller to the Buyer, and such transfer was not and is not voidable or subject to avoidance under any section of the Bankruptcy Code.
(m)Separate Entity. The Seller is operated as an entity with assets and liabilities separate and distinct from those of the Buyer and any Affiliates thereof, and the Seller hereby acknowledges that the Collateral Agent and the Secured Parties under the Credit Agreement are entering into the transactions contemplated by the Credit Agreement in reliance upon the Seller’s identity as a separate legal entity from the Buyer and from each such Affiliate of the Buyer.

(n)Eligibility of Loans. As of each Purchase Date, each Loan transferred on such date is an Eligible Loan.
(o)Notice to Agents and Obligors. The Seller has directed all Obligors (and related paying agents) (or, in the case of a participation interest, the participation seller) to pay all Collections directly to the Collection Account.
(p)Anti-Corruption Laws and Anti-Money Laundering Laws. The Seller and its subsidiaries and their respective directors, officers, managers and, to its knowledge, its agents, are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. None of (a) the Seller, its subsidiaries or their respective directors, officers or managers, or (b) to their respective knowledge, any of their agents that will act in any capacity in connection with or benefit from the credit facilities established by the Credit Agreement, is a Sanctioned Person.
(q)Security Interest.
(i)This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Transferred Collateral in favor of the Buyer, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Seller;
(ii)the Seller owns and has good and marketable title to the Transferred Collateral conveyed by it to the Buyer hereunder on such Purchase Date, free and clear of any Lien (other than Permitted Liens) of any Person;
(iii)the Seller has received all consents and approvals required by the terms of any Transferred Loan, to the conveyance thereof and the granting of a security interest in the Transferred Loans hereunder to the Buyer;
(iv)the Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Transferred Collateral in which a security interest may be perfected by filing granted hereunder to the Buyer; and
(v)other than (A) as expressly permitted by the terms of this Agreement and the Credit Agreement and (B) the security interest granted to the Buyer and the Collateral Agent, on behalf of the Secured Parties, the Seller has not pledged, assigned, sold, granted a Lien in or otherwise conveyed any of the Transferred Collateral. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Transferred Collateral other than any financing statement (x) relating to the security interest granted to the Buyer under this Agreement, or (y) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the date hereof. The Seller is not aware of the filing of any judgment or tax lien filings against the Seller.
(a)Investment Company Act. The Seller qualifies as an RIC and is an “investment company” that has elected to be regulated as a “business development company” as defined in Section 2(a)(48) of the Investment Company Act and is subject to regulation as such under the Investment Company Act including Section 18, as modified by Section 61, of the Investment Company Act.
(b)ERISA. Neither the Seller nor any member of its ERISA Group has, or during the past five years had, any liability or obligation with respect to any Plan or Multiemployer Plan.

(c)Taxes. The Seller has filed or caused to be filed all federal income tax returns and all other material tax returns which are required to be filed by it, if any (subject to any extensions to file properly obtained by the same), and has paid all material taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person, other than any such Taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established.
(d)Selection Procedures; Intent of the Seller. No procedures were utilized by the Seller in identifying and/or selecting the Eligible Loans included in the Transferred Loans which are intended to be adverse to the interests of the Buyer. The Seller has not sold, contributed, transferred, assigned or otherwise conveyed any interest in any Transferred Assets to the Buyer with any intent to hinder, delay or defraud any of the Seller’s creditors. As of the related Purchase Date for a particular Loan, the Seller has no knowledge of any fact which would lead it to expect that such Loan will not be paid in full.
(e)Information True and Correct. Each Loan Assignment is accurate in all material respects. All information (excluding financial projections, pro forma financial information and other forward-looking information) heretofore furnished by or on behalf of the Seller to the Buyer or any assignee thereof in connection with this Agreement or any transaction contemplated herein is accurate, true and correct in all material respects (or, with respect to information of a general economic or general industry nature or information received from an Obligor or other third party, is true and correct in all material respects to the knowledge of the Seller) as of the date such information is stated or certified, in each case, after giving effect to all written updates provided by the Seller or on its behalf to the Buyer.
(f)Sale Treatment. This Agreement and the Loan Assignments (together with any assignment documents evidencing the assignment of each Loan in accordance with the Related Documents) contemplated herein are the only agreements or arrangements pursuant to which the Seller sells the Transferred Assets sold by it to the Buyer.
(g)Ownership of the Buyer. The Seller owns, directly or indirectly, 100% of the membership interests of the Buyer, free and clear of any Lien. Such membership interests are validly issued, fully paid and non-assessable, and there are no options, warrants or other rights to acquire membership interests of the Buyer.
(h)Opinions. The Seller shall not take any actions contrary to the “Facts and Assumptions” and “Further Assumptions” sections in the opinions of Dechert LLP, dated the date hereof, relating to certain true sale and non-consolidation matters, but solely to the extent that said opinion letters expressly require such assumptions to remain true and correct at all times in order for such letters’ underlying opinions to be valid.
(i)Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Seller.
The representations and warranties set forth in this Section 4.1 shall survive the sale, transfer and assignment of the Transferred Loans to the Buyer. Upon discovery by the Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other immediately upon obtaining knowledge of such breach.

Section 1.2Representations and Warranties of the Buyer.
The Buyer hereby represents and warrants to the Seller, as of the Closing Date and each Purchase Date solely with respect to the Loan transferred on such Purchase Date, that:
(a)Organization and Good Standing. The Buyer is a Delaware limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation, and has all requisite full power, authority and legal right to own or lease its properties and conduct its business as such business is presently conducted, except where the failure to be in good standing or have such power, authority or right would not reasonably be expected to have a Material Adverse Effect.
(b)Due Qualification. The Buyer is duly qualified to do business and is in good standing as a limited liability company, and has obtained or will obtain all necessary licenses and approvals, in each jurisdiction in which the nature of its business requires it to be so qualified, except to the extent the failure to so qualify, maintain such standing or be so licensed or approved would not reasonably be expected to have a Material Adverse Effect.
(c)Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by the Buyer by all necessary action on the part of the Buyer.
(d)No Conflict. The execution and delivery of this Agreement, the performance by the Buyer of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or result in any breach of any of the terms and provisions of, and will not constitute (with or without notice or lapse of time or both) a default under, the Buyer’s limited liability company agreement, unless such conflict, contravention, breach, violation or default would not have a Material Adverse Effect.
(e)No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate any Applicable Law, except where such conflict or violation would not reasonably be expected to have a Material Adverse Effect.
(f)Value Given. The Buyer has given reasonably equivalent value to the Seller in exchange for the conveyance of such Transferred Collateral, which amount the Buyer hereby agrees is the fair market value of such Transferred Collateral. No such conveyance has been made for or on account of an antecedent debt owed by the Seller and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
Article V
COVENANTS
Section 1.1Seller Covenants. From the date hereof until the Collection Date, the Seller hereby covenants that:
(a)Compliance with Laws and Agreements. The Seller will (i) duly observe, comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, (ii) comply with the terms and conditions of each Facility Document, Constituent Document and each Related Document to which it is a party and (iii) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents, the Constituent Documents and the Related Documents to which it is a party.

(b)Preservation of Corporate Existence. The Seller will (i) preserve and maintain its existence and (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
(c)Security Interests. Except for the transfers hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Transferred Loan (other than Permitted Liens), whether now existing or hereafter transferred hereunder, or any interest therein. The Seller will immediately notify the Buyer of the existence of any Lien on any Transferred Loan (other than Permitted Liens); and the Seller shall defend the right, title and interest of the Buyer and its assignees in, to and under the Transferred Loans, against all claims of third parties (other than Permitted Liens).
(d)Delivery of Collections. Consistent with the Buyer’s ownership of the Transferred Loans, in the event the Seller shall receive any Collections in respect of any Transferred Loans after the Purchase Date therefor, the Seller agrees to promptly pay to the Buyer, or an account designated by the Buyer (but in no event later than two (2) Business Days after receipt), such Collections.
(e)Nonconsolidation. The Seller shall take all actions required to maintain in all material respects the Buyer’s status as a separate legal entity, including (i) not holding the Buyer out to third parties as an entity other than an entity with assets and liabilities distinct from the Seller and the Seller’s other subsidiaries; provided that the assets of the Buyer may be consolidated into the assets of the Seller for tax and accounting purposes and may be included in the publicly-filed financial statements of the Seller; (ii) not holding itself out to be responsible for any indebtedness or other liability of the Buyer or, other than by reason of owning equity interests of the Buyer, for any decisions or actions relating to the Buyer; (iii) taking such other actions as are necessary on its part to ensure that all corporate procedures required by its and the Buyer’s respective Constituent Documents are duly and validly taken; (iv) keeping correct and complete records and books of account and minutes; and (v) not acting in any manner that could foreseeably mislead others with respect to the Buyer’s separate identity. In addition to the foregoing, the Seller shall take the following actions:
(i)The Seller shall maintain corporate records and books of account separate from those of the Buyer.
(ii)The Seller shall maintain an arm’s-length relationship with the Buyer and shall not hold itself out as being liable for any indebtedness of the Buyer.
(iii)The Seller shall keep its assets and its liabilities wholly separate from those of the Buyer; provided that the assets of the Buyer may be consolidated into the assets of the Seller for tax and accounting purposes.
(iv)The Seller shall take or refrain from taking, as applicable, each of the activities specified or assumed in the Non-Consolidation/True Sale Opinion, upon which the conclusions expressed therein are based.
(f)[Reserved].
(g)Further Assurances. It shall promptly upon the reasonable request of the Buyer, the Collateral Agent, or the Administrative Agent, at the Seller’s expense, execute and deliver such further instruments and take such further action in order to maintain and protect the Buyer’s first priority perfected security interest in the Transferred Collateral pledged by the Seller hereunder free and clear of any Liens (other than Permitted Liens). At the reasonable request of the Buyer, either Agent or the Required Lenders (through the Administrative Agent), the Seller shall promptly take, at the Seller’s expense, such further action in order to establish and protect the rights, interests and remedies created or intended to be created under this Agreement in favor of the Buyer in the Transferred Collateral, including all actions which are necessary to (x) enable Buyer to enforce its rights and remedies under this Agreement and the other Facility Documents, and (y) effectuate the intent and purpose of, and to carry out the terms of, the Facility Documents. Without limiting its obligation to maintain and protect the Buyer’s first priority security interest in the Transferred Collateral, the Seller authorizes the Buyer, the Collateral Manager, or the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Transferred Collateral in such form and in such offices as appropriate to perfect the security interests of the Buyer under this Agreement, provided, that none of the Buyer, the Collateral Manager, or the Collateral Agent assumes any obligation of the Seller to maintain and protect its security interest hereunder.
Subject to the foregoing, the Seller will, and, upon the reasonable request of the Buyer or either Agent shall, at the Seller’s expense, take such other action (including executing and delivering or authorizing for filing any required UCC financing statements) as shall be necessary to create and perfect a valid and enforceable first priority security interest on all Transferred Collateral acquired by the Buyer and will in connection therewith deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as the Buyer or either Agent shall have reasonably requested.
(h)Disregarded Entity. The Seller shall cause the Buyer to be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b) and shall cause that neither the Buyer nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).
(i)Collections. The Seller shall direct all Obligors (and related paying agents) (or, in the case of a participation interest, the participation seller) to pay all Collections directly to the Collection Account. The Seller shall not make any change in its instructions to Obligors regarding payments in respect of the Transferred Loans to be made to the Collection Account, unless the Administrative Agent shall have given its prior written consent to such change.
(j)Information. The Seller will cooperate with the Buyer and the Collateral Manager in providing such information, documents, records or reports respecting the Transferred Collateral that the Buyer or the Collateral Manager may reasonably request in order to comply with the terms of the Facility Documents.
(k)Accounting. Other than for tax and financial accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets to the Buyer.
(l)Enforcement. It shall not take any action in the name or on behalf of the Buyer with respect to the Transferred Collateral which would cause the Buyer to violate its obligations under Section 5.01(b) of the Credit Agreement.
(m)Access to Records and Documents. It shall cooperate with the Buyer, the Administrative Agent and each Lender (or any Person designated by the Administrative Agent or such Lender) to enable the Buyer to comply with its obligations under Sections 5.01(e) and Section 8.06 of the Credit Agreement.
(n)[Reserved].

(o)Validity of this Agreement. It shall not (i) take any action to permit the validity or effectiveness of this Agreement or any grant of Transferred Collateral hereunder to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or take any actions to permit any Person to be released from any covenants or obligations with respect to this Agreement and (ii) except as permitted by this Agreement, take any action that would permit the Lien of this Agreement not to constitute a valid first priority security interest in the Transferred Collateral (subject to Permitted Liens).
(p)[Reserved].
(q)Transfer of Membership Interests. The Seller shall not transfer, pledge, participation or otherwise encumber its membership interests in the Buyer (other than to the Collateral Agent or the Administrative Agent, for the benefit of the Secured Parties) without the prior written consent of the Administrative Agent and delivery of an acceptable (in the Administrative Agent’s reasonable discretion) non-consolidation opinion.
(r)Organizational Documents. Except as permitted by the Facility Documents, the Seller will not cause or permit the Buyer to amend, modify, waive or terminate any provision of the Buyer’s Constituent Documents without the prior written consent of the Administrative Agent.
(s)Keeping of Records and Books of Account. The Seller will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing the Transferred Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all or any portion of the Transferred Collateral.
(t)Transferred Collateral Not to be Evidenced by Instruments. The Seller will take no action to cause any of the Transferred Collateral that is not, as of the related Purchase Date, as the case may be, evidenced by an instrument, to be so evidenced except in connection with the enforcement or collection of such Transferred Collateral.
Upon discovery by the Seller or the Buyer of a breach of any of the foregoing covenants, the party discovering such breach shall give prompt written notice thereof to the other immediately upon obtaining knowledge of such breach.
Section 1.2Protection of Title of the Buyer.
(u)On or prior to the Closing Date, the Seller shall have filed or authorized to be filed UCC-1 financing statements, naming the Seller as “Debtor/Seller”, naming the Buyer as “Assignor Secured Party/Buyer”, and naming the Collateral Agent, for the benefit of the Secured Parties, as “Assignee Secured Party”, and describing the Transferred Collateral to be acquired by the Buyer, with the Maryland Department of Assessments and Taxation office. From time to time thereafter, the Seller shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law (or deemed desirable by the Buyer or any assignee thereof) to fully perfect, preserve, maintain and protect the ownership interest of the Buyer under this Agreement and the security interest of the Collateral Agent for the benefit of the Secured Parties under the Credit Agreement, in the Transferred Collateral acquired by the Buyer hereunder, as the case may be, and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Buyer, the Collateral Agent, the Collateral Manager, the Lenders and the Administrative Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller agrees that it will from time to time, at its expense, take all actions, that the Buyer, the Collateral Agent, the Document Custodian, the Custodian, the Collateral Administrator or the

Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the security and/or interest granted in the Transferred Collateral, or to enable the Buyer, the Collateral Agent, the Document Custodian, the Custodian, the Collateral Administrator, the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under the Credit Agreement.
(v)The Seller shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statement referred to in clause (a) above or any other UCC-1 financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the Collection Date shall have occurred, file or cause to be filed an appropriate continuation statement with respect to such UCC-1 financing statement.
(w)The Seller shall not make any change to its name, move the location of its principal place of business and chief executive office, change the offices where it keeps records concerning the Transferred Collateral from the address set forth under its name on the signature pages hereto, or change its jurisdiction of incorporation, without 10 days’ prior written notice to the Buyer and the Administrative Agent and will promptly take all actions required under the UCC of each relevant jurisdiction in order to continue, in accordance with Section 4.1(k), the first priority perfected security interest of the Buyer in the Transferred Collateral.
(x)The Seller shall mark its master data processing records so that, from and after the time of Sale under this Agreement of Transferred Collateral to the Buyer and the grant of a security interest in such Transferred Collateral by the Buyer to the Collateral Agent for the benefit of the Secured Parties under the Credit Agreement, the Seller’s master data processing records that refer to such Transferred Collateral shall indicate clearly that such Transferred Collateral has been conveyed to the Buyer hereunder and pledged by the Buyer to the Collateral Agent, on behalf of the Secured Parties, under the Credit Agreement. Indication of the Collateral Agent’s security interest for the benefit of the Secured Parties in the Transferred Collateral shall be deleted from or modified on the Seller’s computer systems when, and only when, such Transferred Collateral shall be (i) paid off by the related Obligor, (ii) purchased or substituted by the Seller in accordance with Section 6.1 or 6.2 hereof or (iii) released by the Collateral Agent pursuant to Section 7.02 or 8.07 of the Credit Agreement.
(y)If the Seller fails to perform any of its obligations hereunder, the Buyer, the Collateral Agent or the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligation; and the Buyer’s, the Collateral Agent’s or the Administrative Agent’s reasonable and documented, out-of-pocket costs and expenses incurred in connection therewith shall be payable by the Seller as provided in Section 8.1. The Seller irrevocably authorizes the Buyer, the Collateral Agent or the Administrative Agent at any time and from time to time at the Buyer’s, the Collateral Agent’s or the Administrative Agent’s sole discretion and appoints the Buyer, the Collateral Agent and the Administrative Agent as its attorney–in–fact to act on behalf of the Seller to file (i) financing statements on behalf of the Seller, as debtor, necessary or desirable in the Buyer’s, the Collateral Agent’s or the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Buyer or the Collateral Agent in the Transferred Collateral and (ii) a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Transferred Collateral as a financing statement in such offices as the Buyer, the Collateral Agent or the Administrative Agent in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Buyer or the Collateral Agent in the Transferred Collateral. This appointment is coupled with an interest and is irrevocable.

Article VI
REPURCHASE AND SUBSTITUTION OF LOANS
Section 1.1Mandatory Repurchase of Warranty Loans.
(a)In the event any Transferred Loan transferred hereunder is not an Eligible Loan as of the date of such transfer or the Seller breaches any representation, warranty or covenant set forth in this Agreement with respect to any Transferred Loan in any material respect (each such Transferred Loan, a “Warranty Loan”), no later than 30 days after the earlier of (i) knowledge of such breach on the part of the Seller and (ii) receipt by the Seller of written notice thereof given by the Buyer (or its assigns), the Seller shall either (a) repurchase each such Warranty Loan, or (b) substitute for such Warranty Loan another Loan (a “Substitute Loan”); provided, however, that no such repurchase shall be required to be made with respect to such Warranty Loan (and such Loan shall cease to be a Warranty Loan) if, on or before the expiration of such 30-day period, the representations and warranties in Section 4.1 with respect to such Warranty Loan shall be made true and correct in all material respects with respect to such Warranty Loan as if such Warranty Loan had been transferred to the Buyer on such day. It is understood and agreed that the obligation of the Seller to repurchase a Transferred Loan or substitute a Substitute Loan for such Transferred Loan which is affected by or related to such breach under this Section 6.1 is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Transferred Loan which is not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the related Obligor.
(b)Upon the Buyer’s receipt of the Repurchase Price or a Substitute Loan, as applicable, for a Warranty Loan, the Buyer shall automatically and without further action be deemed to transfer, assign and set-over to the Seller all the right, title and interest of the Buyer in, to and under such Warranty Loan and all monies due or to become due with respect thereto, all proceeds thereof and all rights to security for any such Warranty Loan, and all proceeds and products of the foregoing, free and clear of any Lien created pursuant to this Agreement or the Credit Agreement and all of the Buyer’s right, title and interest in such Warranty Loan.
(c)The Buyer shall, at the sole expense of the Seller, execute such documents and instruments of transfer as may be prepared by the Seller and take such other actions as shall reasonably be requested by the Seller to effect the transfer of such Warranty Loan pursuant to this Section 6.1.
Section 1.2Optional Substitutions
(a)The Buyer may, with the consent of the Administrative Agent in its sole discretion, request that the Seller replace any Transferred Loan with a Substitute Loan, subject to the satisfaction of the conditions set forth in Section 10.03 and 10.04 of the Credit Agreement. For the avoidance of doubt, the Seller shall have no right or obligation to replace any Transferred Loan with a Substitute Loan.
(b)Upon confirmation of the delivery of a Substitute Loan for each applicable Collateral Loan being substituted for (the date of such confirmation or delivery, the “Retransfer Date”), each applicable Transferred Loan being substituted for shall be transferred to the Seller and the applicable Substitute Loan(s) shall be transferred to the Buyer. On the Retransfer Date of a Transferred Loan, the Buyer shall automatically and without further action be deemed to release and transfer to the Seller, without recourse, representation or warranty, all the right, title and interest of the Buyer in, to and under such Transferred Loan being substituted for. The Buyer shall execute such documents and instruments of transfer as may be prepared by the Collateral Manager, on behalf of the Buyer, and take other such actions as shall reasonably be requested by the Seller to effect the transfer of such Transferred Loan pursuant to this Section 6.2.
Article VII
CONDITIONS PRECEDENT
Section 1.3Conditions to the Buyer’s Obligations Regarding Loans. Each Purchase by the Buyer of a Transferred Loan from the Seller on any Purchase Date shall be subject to the satisfaction of the following conditions:
(a)all representations and warranties of the Seller contained in Section 4.1 shall be true and correct in all material respects on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date, in which case such representation or warranty shall be true and correct as of such date); and
(b)the Buyer shall have received a duly executed and completed Loan Assignment along with a Schedule I thereto that is true, accurate and complete in all material respects as of such Purchase Date.
Article VIII
INDEMNIFICATION
Section 1.1Indemnification by the Seller
(a)The Seller hereby agrees to indemnify and hold harmless the Buyer, the Administrative Agent, its affiliates, the Lenders (including any party who from time to time may become a Lender in accordance with the Credit Agreement) and their respective officers, directors, employees, agents, representatives (each an “Indemnified Person”) against, and to reimburse each Indemnified Person upon its demand for, any losses, claims, damages, liabilities, costs or other expenses (“Losses”) incurred by such Indemnified Person or asserted against such Indemnified Person by any third party or by the Seller or any of its subsidiaries insofar as such Losses arise out of or in any way relate to or result from this Agreement, including without limitation, (i) all Losses arising out of any legal proceeding relating to this Agreement (whether or not such Indemnified Person is a party thereto) and (ii) all Losses that arise out of untrue statements of material fact made by the Seller in writing or any statements of material fact omitted from statements made by the Seller in writing, which omissions rendered such written statements materially misleading, or with the Seller’s consent or in conformity with the Seller’s actions or omissions, in each case whether or not such Indemnified Person is a party to any such proceeding; provided, that the Seller shall not be liable pursuant to this indemnity for any Losses (A) that have the effect of recourse (except as otherwise provided herein) for uncollectible Transferred Loans or otherwise arising due to the deterioration in the credit quality or market value of the Transferred Loans to the extent that such credit quality or market value does not constitute a breach of any representation or warranty by the Seller or any of its affiliates under this Agreement, (B) to the extent that a court having competent jurisdiction shall have determined by a final judgment (not subject to further appeal) that such Loss resulted from the gross negligence, willful misconduct or fraud of such Indemnified Person or (C) if any such Loss results from a claim brought by the Seller or its Affiliates against an Indemnified Person for breach in bad faith of such Indemnified Person’s obligations hereunder or under any other Facility Document, if the Seller or such Affiliate has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction; provided, further, that for the avoidance of doubt, the obligations of the Seller set forth in Section 6.1 shall constitute the sole recourse to the Seller with respect to any Warranty Loan.

(b)If the Seller has made any indemnity payment pursuant to this Section 8.1 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such indemnification amounts, then the recipient shall repay to the Seller an amount equal to the amount it has collected from others in respect of such indemnification amounts.
(c)Indemnification under this Section 8.1 shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits that is or was payable by the Indemnified Party.
(d)The obligations of the Seller under this Section 8.1 shall survive the termination of this Agreement.
(e)No Indemnified Person shall be responsible or liable to the Seller or any other Person for any consequential (including lost profits), special, punitive or exemplary damages that may be alleged as a result of this Agreement. The Seller shall not be responsible or liable to any Indemnified Person or any other Person for any consequential (including lost profits), special, punitive or exemplary damages that may be alleged as a result of this Agreement.
(f)If for any reason the indemnification provided in this Section 8.1 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Person, on the one hand, and the Seller as the case may be, on the other hand, but also the relative fault of such Indemnified Person as well as any other relevant equitable considerations.
(g)Any amounts subject to the indemnification provisions of this Section 8.1 shall be paid by the Seller to the Indemnified Person within ten (10) Business Days following such Person’s demand therefor.
(h)The Seller acknowledges that, pursuant to the Credit Agreement, the Buyer shall assign its rights of indemnity hereunder to the Collateral Agent, on behalf of the Secured Parties. Upon such assignment, (a) the Collateral Agent, on behalf of the Secured Parties, shall have all rights of the Buyer hereunder and may in turn assign such rights, and (b) the obligations of the Seller under this Article VIII shall inure to the benefit of the Collateral Agent, on behalf of the Secured Parties. The Seller agrees that, upon such assignment, the Collateral Agent, on behalf of the Secured Parties, may enforce directly, without joinder of the Buyer, the indemnities set forth in this Article VIII.
Article IX
TERM AND TERMINATION
Section 1.1Termination.
This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the later of (i) the termination of the Credit Agreement or (ii) the date specified by either party upon 90 days’ prior written notice to the other party as the termination date; provided, however, that the termination of this Agreement pursuant to this Section 9.1 shall not discharge any Person from obligations incurred prior to any such termination of this Agreement, including any obligations to repurchase Loans sold prior to such termination pursuant to Section 6.1 hereof.

Article X
MISCELLANEOUS
Section 1.4Amendment.
This Agreement and the rights and obligations of the parties hereunder may not be amended, waived or changed orally, but only by an instrument in writing signed by the Buyer and the Seller, with the written consent of the Administrative Agent.
Section 1.5Governing Law.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
Section 1.6Notices.
All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by e-mail in portable document format (.pdf) or facsimile copy) and mailed, e-mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth on Schedule II hereto or at such other address as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall be effective upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answer back, or (c) notice by e-mail or facsimile copy, when sent (and shall be followed by hard copy sent by regular mail).
Section 1.7Severability of Provisions.
If any one or more of the covenants, agreements, provisions or terms of this Agreement or any of the Sale Documents shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and the Sale Documents and shall in no way affect the validity or enforceability of the other provisions of this Agreement or any of the Sale Documents.
Section 1.8Assignment.
Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Seller except as permitted by this Section 10.5. Simultaneously with the execution and delivery of this Agreement, the Buyer shall assign all of its right, title and interest herein (including any right to indemnification) to the Collateral Agent as agent for the Secured Parties under the Credit Agreement as provided in the Credit Agreement, to which assignment the Seller hereby expressly consents. The Seller agrees that the Collateral Agent, as agent for the Secured Parties under the Credit Agreement, shall be a third-party beneficiary hereof. The Collateral Agent as agent for the Secured Parties under the Credit Agreement may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Seller hereunder following an Event of Default as provided in the Credit Agreement.
Section 1.9Further Assurances.
The Buyer and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement and the Sale Documents, including the execution of any financing statements, continuation statements, termination statements, releases or equivalent documents relating to the Transferred Collateral for filing under the provisions of the UCC or other Applicable Laws of any applicable jurisdiction.
Section 1.10No Waiver; Cumulative Remedies.
No failure to exercise and no delay in exercising, on the part of the Buyer or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.
Section 1.11Counterparts.
This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
Section 1.12Binding Effect.
This Agreement shall inure to the benefit of and the obligations thereunder shall be binding upon the parties hereto and their respective successors and permitted assigns.
Section 1.13Merger and Integration.
This Agreement, together with the Credit Agreement and the other Facility Documents, sets forth the entire understanding of the parties relating to the subject matter hereof, there are no other agreements between the parties for transactions relating to or similar to the transactions contemplated by this Agreement, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 1.14Headings.
The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
Section 1.15Schedules and Exhibits.
The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.
Section 1.16Recourse Against Certain Parties.
(a)No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of the Seller as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of the Seller or any incorporator, officer, employee, equityholder, director or partner of the Seller or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Seller contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Seller, and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Seller or any incorporator, officer, employee, equityholder, director or partner of the Seller or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Seller contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of the Seller and each incorporator, officer, employee, equityholder, director or partner of the Seller or of any such administrator, or any of them, for breaches by the Seller of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.
(b)No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of the Buyer as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of the Buyer or any incorporator, officer, employee, equityholder, director or partner of the Buyer or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Buyer contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the limited liability company obligations of the Buyer, and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Buyer or any incorporator, officer, employee, equityholder, director or partner of the Buyer or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Buyer contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of the Buyer and each incorporator, officer, employee, equityholder, director or partner of the Buyer or of any such administrator, or any of them, for breaches by the Buyer of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(c)The provisions of this Section 10.13 shall survive the termination of this Agreement.
Section 1.1Bankruptcy Non-Petition and Limited Recourse; Claims.
The Seller hereby agrees that it will not institute against, or join any other Person in instituting against, the Buyer any bankruptcy proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the date all Obligations due and owing under the Credit Agreement have been paid in full and the Buyer shall have no right to request Advances thereunder. The Seller hereby acknowledges that (i) the Buyer has no assets other than the Transferred Collateral, (ii) the Buyer shall, immediately upon Purchase hereunder, pledge its rights in the Transferred Collateral to the Collateral Agent, on behalf of the Secured Parties pursuant to the Credit Agreement, and (iii) Collections generated by the Transferred Collateral will be applied to payment of the Buyer’s obligations under the Credit Agreement. The provisions of this Section 10.14 shall survive the termination of this Agreement.
Section 1.2Waiver of Setoff.
(d)The Seller’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Seller might have against the Buyer, the Administrative Agent, the Lenders, the Collateral Agent, the other Secured Parties or any assignee of such Persons, all of which rights are hereby waived by the Seller.
(e)The Buyer shall have the right to set-off against the Seller any amounts to which the Seller may be entitled hereunder and to apply such amounts to any claims the Buyer may have against the Seller from time to time under this Agreement. Upon any such set-off, the Buyer shall give notice of the amount thereof and the reasons therefor to the Seller.
Section 1.17Survival of Certain Provisions.
Notwithstanding any provision contained herein to the contrary, the Seller’s and the Buyer’s representations, covenants and obligations set forth in Articles IV, V and VI, as applicable, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date all Obligations due and owing under the Credit Agreement have been paid in full and the Buyer shall have no right to request Advances thereunder; provided, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Seller pursuant to Articles IV and VII and the provisions of Sections 6.1 and 6.2, the indemnification provisions of Article VIII and the provisions of Sections 10.2, 10.9, 10.13, 10.14, 10.15, 10.17, 10.18 and 10.19 shall be continuing and shall survive any termination of this Agreement.
Section 1.18Taxes.
The Seller shall pay on demand any and all stamp, sales, excise and other Taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.
Section 1.19Jury Waiver.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR

PROCEEDING RELATING TO THIS AGREEMENT OR ANY SALE DOCUMENT OR FOR ANY COUNTERCLAIM HEREIN OR THEREIN OR RELATING HERETO OR THERETO.
Section 1.20Consent to Jurisdiction; Service of Process. Each party hereto hereby irrevocably and unconditionally:
(f)submits for itself and its property in any legal action or proceeding relating to this Agreement or the Sale Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;
(g)consents that any such action or proceeding may be brought in any court described in Section 10.19(a) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(h)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Schedule II or at such other address as may be permitted hereunder;
(i)agrees that nothing herein shall affect the right to effect service of process, summons, notices and documents in any other manner permitted by Applicable Law; and
(j)waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding arising out of or relating to this Agreement or any Sale Document any special, exemplary, punitive or consequential damages.
Section 1.1Confidentiality.
Each of the parties hereto hereby agrees with the confidentiality provisions set forth in Section 16.09 of the Credit Agreement.
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IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first set forth above.
MAIN STREET CAPITAL CORPORATION, as the Seller

By: /s/ Dwayne L. Hyzak
 Name: Dwayne L. Hyzak
Title: Chief Executive Officer

MSCC FUNDING I, LLC, as the Buyer

By: /s/ Dwayne L. Hyzak
 Name: Dwayne L. Hyzak
Title: Chief Executive Officer

SCHEDULE I
LOAN LIST
None

SCHEDULE II
NOTICE ADDRESSES

If to the Buyer:
MSCC Funding I, LLC
c/o Main Street Capital Corporation
1300 Post Oak Boulevard
8th Floor
Houston, TX 77056
Attention: Jesse E. Morris
Telephone No.: 713-350-6000
Facsimile No. : 713-350-6046
Email: jmorris@mainstcapital.com

If to the Seller:	Main Street Capital Corporation 1300 Post Oak Boulevard 8th Floor Houston, TX 77056 Attention: Jesse E. Morris Telephone No.: 713-350-6000 Facsimile No. : 713-350-6046 Email: jmorris@mainstcapital.com